UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported):  March 20, 2018

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

480-781-5000
(Registrant’s telephone number)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 20, 2018, Carlisle Companies Incorporated, a Delaware corporation (the “Company”), Carlisle, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Company (“Seller”), Carlisle FoodService Products, Incorporated, a Delaware corporation and a direct, wholly-owned subsidiary of Seller (“CFS”) completed the previously announced definitive agreement (the “Sale Agreement”) to sell all of the outstanding shares of capital stock of CFS to CFSP Acquisition Corp., a Delaware corporation (“Buyer”) and an affiliate of The Jordan Company, L.P., a New York limited partnership (“Jordan”) for cash in the amount of $750 million, subject to certain adjustments. The final purchase price is subject to a net working capital adjustment to be settled within 60 days of the closing date. Target net working capital, as defined in the Sale Agreement, is $55.8 million.

Item 8.01.    Other Events.

On March 20, 2018, the Company announced that it completed the previously announced sale of Carlisle FoodService Products to The Jordan Company of New York, NY, for $750 million in cash, subject to certain adjustments. A copy of the related press release the Company issued announcing the completion is filed with this report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(b)    Pro forma financial information

The following unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") have been prepared to reflect the sale of the Company's ownership interests in the Carlisle FoodService Products operations to an affiliate of The Jordan Company, L.P., which was completed on March 20, 2018 (the "sale transaction").

The unaudited pro forma condensed balance sheet is presented as if the sale transaction had occurred on December 31, 2017. The unaudited pro forma condensed statements of earnings for the years ended December 31, 2017, 2016 and 2015, are presented as if the sale transaction had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the sale transaction and, with respect to the statements of earnings only, expected to have a continuing impact on the combined results. The Pro Forma Financial Statements also reflect the impact of the royalty agreement between the Company and the Buyer, which was entered into simultaneously with the sale agreement. This transaction is ongoing and only reflected in the most recent annual period presented, the year ended December 31, 2017.

The Pro Forma Financial Statements have been prepared using the sale of a business method of accounting under accounting principles generally accepted in the United States ("U.S."). The sale transaction is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary, and have been made solely for the purpose of providing Pro Forma Financial Statements as required by the U.S. Securities and Exchange Commission ("SEC") rules. Differences between these preliminary estimates and the final sale accounting may be material.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the sale transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The Pro Forma Financial Statements should be read in conjunction with (i) the accompanying notes to the Pro Forma Financial Statements; and (ii) the audited consolidated financial statements and accompanying notes of the Company contained in its annual report on Form 10-K for the year ended December 31, 2017.

CARLISLE COMPANIES INCORPORATED
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AT DECEMBER 31, 2017
(in millions)

		Adjustments
	Historical Carlisle	CFS(1)	Pro Forma(2)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$379.6	$1.3	$749.5	A,B	$1,127.8
Receivables, net	657.7	32.5	—		625.2
Inventories	507.9	59.2	—		448.7
Prepaid and other current assets	99.4	4.2	—		95.2
Total current assets	1,644.6	97.2	749.5		2,296.9

Property, plant and equipment, net	780.9	49.7	—		731.2

Other assets:
Goodwill, net	1,601.8	149.7	—		1,452.1
Other intangible assets, net	1,234.4	169.4	—		1,065.0
Other long-term assets	38.1	3.3	—		34.8
Total other assets	2,874.3	322.4	—		2,551.9
Total assets	$5,299.8	$469.3	$749.5		$5,580.0

LIABILITIES AND EQUITY
Current liabilities	$658.6	$41.3	$149.2	C,D	$766.5
Long-term debt	1,586.2	—	—		1,586.2
Other long-term liabilities	526.7	48.2	7.8	B,E	486.3
Total liabilities	2,771.5	89.5	157.0		2,839.0

Total shareholders' equity	2,528.3	379.8	592.5		2,741.0
Total liabilities and equity	$5,299.8	$469.3	$749.5		$5,580.0

NOTES TO THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

(1)	Historical Financial Results of CFS

(2)	Pro Forma Adjustments

A.
Represents gross cash proceeds of $750 million from the sale of CFS. The final purchase price is subject to a net working capital settlement to be settled within 60 days of the closing date. Target net working capital, as as defined in the Sale Agreement, is $55.8 million.

B.	Represents the deferred compensation liability of $0.5 million and corresponding Rabbi Trust assets for CFS plan participants that were settled upon the close of the transaction.

C.	Reflects $138.2 million for accrued income taxes based on the applicable U.S. statutory tax rate of 38.5%, related to the estimated gain on sale of CFS.

D.	Reflects estimated transaction fees of $10.9 million remaining to be incurred by the Company.

E.	Reflects deferred royalty income of $8.3 million associated with the 10 year royalty-free license agreement for the use of the Carlisle name to Buyer.

CARLISLE COMPANIES INCORPORATED
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS
(in millions, except per share amounts)

	Year Ended December 31, 2017
	Historical Carlisle	Adjustments
		CFS(1)	Pro Forma(2)		Pro Forma
Net sales	$4,089.9	$339.1	$—		$3,750.8
Cost of goods sold	2,941.9	239.4	—		2,702.5
Other operating expenses	642.3	60.2	(0.8)	A	581.3
Operating income	505.7	39.5	0.8		467.0
Interest expense and other, net	37.5	6.6	6.5	B	37.4
Income from continuing operations before income taxes	468.2	32.9	(5.7)		429.6
Provision for income taxes	102.9	12.7	(2.2)	C	88.0
Income from continuing operations	$365.3	$20.2	$(3.5)		$341.6

Earnings per share from continuing operations:
Basic	$5.75				$5.38
Diluted	$5.71				$5.34

Average shares outstanding:
Basic	63,073				63,073
Diluted	63,551				63,551

	Year Ended December 31, 2016
	Historical Carlisle	Adjustments
		CFS(1)	Pro Forma(2)		Pro Forma
Net sales	$3,675.4	$250.2	$—		$3,425.2
Cost of goods sold	2,518.1	179.4	—		2,338.7
Other operating expenses	719.2	39.3	—		679.9
Operating income	438.1	31.5	—		406.6
Interest expense and other, net	27.6	4.9	5.0	B	27.7
Income from continuing operations before income taxes	410.5	26.6	(5.0)		378.9
Provision for income taxes	159.7	10.2	(1.9)	C	147.6
Income from continuing operations	$250.8	$16.4	$(3.1)		$231.3

Earnings per share from continuing operations:
Basic	$3.87				$3.58
Diluted	$3.83				$3.54

Average shares outstanding:
Basic	64,226				64,226
Diluted	64,883				64,883

	Year Ended December 31, 2015
	Historical Carlisle	Adjustments
		CFS(1)	Pro Forma(2)		Pro Forma
Net sales	$3,543.2	$242.6	$—		$3,300.6
Cost of goods sold	2,536.5	177.2	—		2,359.3
Other operating expenses	503.4	38.1	—		465.3
Operating income	503.3	27.3	—		476.0
Interest expense and other, net	35.4	4.9	4.9	B	35.4
Income from continuing operations before income taxes	467.9	22.4	(4.9)		440.6
Provision for income taxes	148.3	8.6	(1.9)	C	137.8
Income from continuing operations	$319.6	$13.8	$(3.0)		$302.8

Earnings per share from continuing operations:
Basic	$4.89				$4.64
Diluted	$4.82				$4.57

Average shares outstanding:
Basic	64,844				64,844
Diluted	65,804				65,804

NOTES TO THE UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS

(1)	Historical Financial Results of CFS

(2)	Pro Forma Adjustments

A.	Reflects amortization of deferred royalty income associated with the 10 year royalty-free license agreement for the use of the Carlisle name to Buyer.

B.	Excludes corporate costs historically allocated to CFS segment which will be reallocated to other segments, or will remain at corporate in historical and future financial statements.

C.	Tax effects of pro forma adjustments are based on the respective statutory tax rates in the jurisdictions in which the CFS segment operated, primarily in the U.S. at 38.5% for all periods presented.

(d)          Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: March 22, 2018	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release dated March 20, 2018, titled "Carlisle Companies Incorporated Completes Sale of Carlisle FoodService Products."